Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2019
FIRST QUARTER RESULTS

--Record Sales Expected for the Balance of Fiscal Year; Annual Gross Margin Guidance Reaffirmed--

LOS ANGELES, CA –August 9, 2018 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2019 first quarter ended June 30, 2018.

Net sales for the fiscal 2019 first quarter were $92.6 million compared with $95.5 million for the same period a year earlier -- reflecting various industry factors discussed below and during the fiscal year-end conference call, as well as additional factors highlighted below.

All results labeled as “adjusted” in this press release are non-GAAP measures as discussed more fully below under the heading “Use of Non-GAAP Measures.”

Adjusted net sales for the fiscal 2019 first quarter were $93.8 million compared with $95.5 million a year earlier.

“Notwithstanding weak results for the quarter, particularly in the month of April, we are encouraged by the industry regaining momentum and we expect a solid sales recovery in the quarters ahead,” said Selwyn Joffe, chairman, president and chief executive officer.

“The company has reached a positive inflection point for future growth, with the sales and profitability outlook for the short and long term very encouraging,” Joffe said.  He emphasized that sales for the quarter were impacted by customer allowances related to new business, customer stock adjustment accruals in connection with future update orders and the transition to the company’s new distribution center.

He indicated the company expects replenishment, update orders and new business to gain momentum throughout the fiscal year, with the company on track to report annual adjusted net sales at the upper end of its previously issued guidance of 6.5 percent to 8.5 percent revenue growth.

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Motorcar Parts of America, Inc.
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Net loss for the fiscal 2019 first quarter was $5.0 million, or $0.27 per share, compared with net income of $8.2 million, or $0.42 per diluted share, a year ago.

Adjusted net income for the fiscal 2019 first quarter was $2.8 million, or $0.15 per diluted share, compared with $8.3 million, or $0.43 per diluted share, a year earlier.  The current quarter net loss was impacted by a variety of factors, including non-cash expenses of $6.5 million and expenses related to future growth of $3.5 million, adjusted in the aggregate to $7.8 million after-tax, or $0.42 per diluted share, as further detailed in attached Exhibit 3.

In addition, the following items negatively impacted adjusted net income that have not been adjusted for: (1) customer stock adjustment accruals in connection with future update orders, (2) the impact to sales related to the transition to the company’s new distribution center, (3) lower overhead cost absorption, which is expected to reverse as sales increase, and (4) increased freight expenses related to external market rates.  The impact of the first three items is expected to diminish and have a positive impact in future quarters.  The above four items resulted in a combined negative impact of $0.15 per diluted share.

Gross profit for the fiscal 2019 first quarter was $17.3 million compared with $26.7 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2019 first quarter was 18.6 percent compared with 27.9 percent a year earlier.

Adjusted gross profit for the fiscal 2019 first quarter was $22.8 million compared with $28.0 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the three months was 24.4 percent compared with 29.3 percent a year earlier.  Adjusted gross profit as a percentage of adjusted net sales for the quarter was further negatively impacted by the unadjusted items noted above.  These items resulted in a combined negative impact of 2.7 percent to the adjusted gross profit margin.

The company expects adjusted gross margins to sequentially improve through the fiscal year and the company reiterates its previously issued annual guidance of between 27 percent to 30 percent.

Increased Stock Repurchase Authorization

Under the authorized share repurchase program, as of June 30, 2018, $11.6 million of the $20.0 million common stock authorization has been purchased and $8.4 million is available to repurchase shares.  Subsequently, its board of directors increased the company’s share repurchase program authorization to $37.0 million from $20.0 million.  Thus, $25.4 million is available to repurchase shares in the open market and private transactions.  Motorcar Parts of America currently has 18.9 million shares outstanding.

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Revenue Recognition

Effective April 1, 2018, the company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (“ASC 606”) using the full retrospective transition method. As a result, the prior year three months ended June 30, 2017 were revised to reflect the adoption of the new revenue recognition accounting standards.  The effects of the adoption were an increase to previously reported revenues for the three months ended June 30, 2017 of $456,000. The revenue changes were accompanied by related changes to cost of goods sold - a decrease to previously reported cost of goods sold for the three months ended June 30, 2017 of $381,000.

Also, as a result of the adoption of ASC 606 and the resultant changes in company policy, the effect of the adoption on the consolidated balance sheets was to create contract asset and contract liability accounts to document those balance sheet items being impacted by the new revenue recognition requirements.  Additional information will be available in the company’s Form 10-Q filing later today.

Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin, which are not measures of financial performance under GAAP, and should not be considered as alternatives to net sales, net income (loss), EBITDA, income from operations, gross profit or gross profit margin as a measure of financial performance.  The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these adjustments.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on August 9, 2018 through 8:59 p.m. Pacific time on August 16, 2018 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 1974404.

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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake master cylinders, brake power boosters and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test equipment for performance, endurance and production testing of alternators, starters, electric motors, inverters and belt starter generators for both the OE and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia and China, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2018 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,
	2018	2017

Net sales	$92,565,000	$95,519,000
Cost of goods sold	75,314,000	68,843,000
Gross profit	17,251,000	26,676,000
Operating expenses:
General and administrative	12,340,000	6,187,000
Sales and marketing	4,392,000	3,394,000
Research and development	1,736,000	1,002,000
Total operating expenses	18,468,000	10,583,000
Operating (loss) income	(1,217,000)	16,093,000
Interest expense, net	5,075,000	3,314,000
(Loss) income before income tax (benefit) expense	(6,292,000)	12,779,000
Income tax (benefit) expense	(1,278,000)	4,628,000

Net (loss) income	$(5,014,000)	$8,151,000

Basic net (loss) income per share	$(0.27)	$0.44
Diluted net (loss) income per share	$(0.27)	$0.42

Weighted average number of shares outstanding:
Basic	18,895,847	18,655,304
Diluted	18,895,847	19,421,352

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2018	March 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$12,242,000	$13,049,000
Short-term investments	3,053,000	2,828,000
Accounts receivable — net	40,510,000	63,174,000
Inventory— net	187,342,000	161,210,000
Inventory unreturned	8,315,000	7,508,000
Contract assets	16,542,000	15,614,000
Income tax receivable	9,416,000	7,796,000
Prepaid expenses and other current assets	13,148,000	11,491,000
Total current assets	290,568,000	282,670,000
Plant and equipment — net	28,026,000	28,322,000
Long-term deferred income taxes	10,343,000	10,317,000
Long-term contract assets	207,792,000	205,998,000
Goodwill	2,551,000	2,551,000
Intangible assets — net	3,567,000	3,766,000
Other assets	6,406,000	7,392,000
TOTAL ASSETS	$549,253,000	$541,016,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,633,000	$73,273,000
Accrued liabilities	9,358,000	11,799,000
Customer finished goods returns accrual	16,438,000	17,805,000
Contract liabilities	32,083,000	32,603,000
Revolving loan	45,406,000	54,000,000
Other current liabilities	6,159,000	4,471,000
Current portion of term loan	2,749,000	3,068,000
Total current liabilities	198,826,000	197,019,000
Term loan, less current portion	26,954,000	13,913,000
Long-term contract liabilities	45,666,000	48,183,000
Long-term deferred income taxes	216,000	226,000
Other liabilities	6,853,000	5,957,000
Total liabilities	278,515,000	265,298,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 18,916,108 and 18,893,102 shares issued and outstanding at June 30, 2018 and March 31, 2018, respectively	189,000	189,000
Additional paid-in capital	214,358,000	213,609,000
Retained earnings	63,080,000	67,348,000
Accumulated other comprehensive loss	(6,889,000)	(5,428,000)
Total shareholders’ equity	270,738,000	275,718,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$549,253,000	$541,016,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company’s financial results for the three months ended June 30, 2018 and 2017. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three months ended June 30, 2018 and 2017 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended June 30,
	2018	2017
GAAP Results:
Net sales	$92,565,000	$95,519,000
Net income (loss)	(5,014,000)	8,151,000
Diluted income (loss) per share (EPS)	(0.27)	0.42
Gross margin	18.6%	27.9%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$93,772,000	$95,519,000
Non-GAAP adjusted net income	2,801,000	8,310,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.15	0.43
Non-GAAP adjusted gross margin	24.4%	29.3%
Non-GAAP adjusted EBITDA	$10,093,000	$17,236,000

Note: Prior year three months ended June 30, 2017 results reflect the adoption of the new revenue recognition accounting standards.  Effective April 1, 2018, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (“ASC 606”) using the full retrospective transition method.  For further details, please refer to the Company’s June 30, 2018 10-Q filing.

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended June 30,
	2018	2017
GAAP net sales	$92,565,000	$95,519,000
Adjustments:
Net sales
Customer allowances related to new business	1,207,000	-
Adjusted net sales	$93,772,000	$95,519,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended June 30,
	2018		2017
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income (loss)	$(5,014,000)	$(0.27)	$8,151,000	$0.42
Adjustments:
Net sales
Customer allowances related to new business	1,207,000	$0.06	-	$-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,755,000	$0.09	-	$-
Lower of cost or net realizable value revaluation - cores on customers’ shelves	2,624,000	$0.14	1,350,000	$0.07
Operating expenses
Acquisition, financing, transition, severance and other costs	531,000	$0.03	265,000	$0.01
Share-based compensation expenses	941,000	$0.05	834,000	$0.04
Mark-to-market losses (gains)	2,666,000	$0.14	(2,345,000)	$(0.12)
Interest
Write-off of debt issuance costs	303,000	$0.02	-	$-
Tax effected (a)	(2,212,000)	$(0.11)	55,000	$0.00
Adjusted net income	$2,801,000	$0.15	$8,310,000	$0.43

(a) Adjusted net income is calculated by applying an income tax rate of 25.0% for the three months ended June 30, 2018 and 35.5% for the three months ended June 30, 2017; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Three Months Ended June 30,
	2018		2017
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$17,251,000	18.6%	$26,676,000	27.9%
Adjustments:
Net sales
Customer allowances related to new business	1,207,000		-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,755,000		-
Lower of cost or net realizable value revaluation - cores on customers’ shelves	2,624,000		1,350,000
Total adjustments	5,586,000	5.8%	1,350,000	1.4%
Adjusted gross profit	$22,837,000	24.4%	$28,026,000	29.3%

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended June 30,
	2018	2017
GAAP net income (loss)	$(5,014,000)	$8,151,000
Interest expense, net	5,075,000	3,314,000
Income tax expense (benefit)	(1,278,000)	4,628,000
Depreciation and amortization	1,586,000	1,039,000
EBITDA	$369,000	$17,132,000

Adjustments:
Net sales
Customer allowances related to new business	1,207,000	-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,755,000	-
Lower of cost or net realizable value revaluation - cores on customers’ shelves	2,624,000	1,350,000
Operating expenses
Acquisition, financing, transition, severance and other costs	531,000	265,000
Share-based compensation expenses	941,000	834,000
Mark-to-market losses (gains)	2,666,000	(2,345,000)
Adjusted EBITDA	$10,093,000	$17,236,000